Exhibit 3.2

STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Certified Copy

May 19, 2011

Job Number:	C20110519-2368
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110373995-60	Amendment	1 Pages/1 Copies

Respectfully,

/s/ Ross Miller ROSS MILLER Secretary of State
Certified By: Richard Sifuentes
Certificate Number: C20110519-2368
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110373995-60
Filing Date and Time 05/19/2011 1:25 PM
Entity Number E0213472011-9

CERTIFICATE OF AMENDMENT

USE SLACK INK ONLY - DO NOT HIGHUGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.3S0 - After Issuance of Stock)

1. Name of corporation;
CHINA XING11AHG INDUSTRY GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE II
RESIDENT AGENT
The initial Registered Agent for Service of” Process is CSC Services of Nevada, Inc. whose street address is 2215-b Renaissance Drive, Las Vegas, NV $9119 Clark County

ARTICLE VI
AUTHORIZED STOCK
(A) CLASSES OF STOCK. The total number of shares that may be issued by the Corporation shall be Three Hundred and Sixty Million (360,000,000), all of which shall have a par value of $0,001 per share, of which Three Hundred Million (300,000,000) shares shall be designated Common Stock, and Sixty Million (60,000,000) shares shall be designated Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

“If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected,

Nevada Secretary of State Amend Profit-After
Revised 3-6-09

This form must be accompanied by appropriate fees.

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